UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 19, 2024

EVERCOMMERCE INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40575	81-4063248
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3601 Walnut Street, Suite 400
Denver, Colorado 80205
(Address of principal executive offices) (Zip Code)

(720) 647-4948
(Registrant’s telephone number, include area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	EVCM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 19, 2024, the Board elected Alexi Wellman to the Board of Directors (the “Board”) of EverCommerce Inc. (the “Company”) as a Class II director, effective September 23, 2024. Ms. Wellman has also been appointed to serve as a member of the Audit Committee of the Board (the “Audit Committee”).

Ms. Wellman will participate in the Company’s Non-Employee Director Compensation Program (as amended from time to time, the “Program”), which provides for an annual retainer of $55,000 for her Board service and an additional annual retainer of $20,000 for her service as a member of the Audit Committee. Ms. Wellman will also receive, as an initial equity award under the terms of the Program, a grant of restricted stock units having an aggregate fair value on September 23, 2024 of $200,000, pro rated for the number of days elapsed since the Company’s 2024 annual meeting of stockholders (the “Initial Award”). The Initial Award will vest in full on the earlier of (1) the day preceding the date of the next annual meeting of stockholders and (2) September 23, 2025, subject to Ms. Wellman’s continued service on the Board through the applicable vesting date.

The Company expects to enter into the Company’s standard form of indemnification agreement with Ms. Wellman.

On September 19, 2024, Debby Soo resigned from the Board, effective October 31, 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVERCOMMERCE INC.

Date: September 20, 2024	By:	/s/ Lisa Storey
Lisa Storey
Chief Legal Officer